                                                                    EXHIBIT 99.2

    If you wish to convert your Debentures by means of this Letter of Transmittal, then your Debenture Certificate(s) and this Letter of Transmittal must be RECEIVED by the Paying and Conversion Agent listed below PRIOR TO 5:00 P.M., NEW YORK TIME, ON August 4, 1995. This Letter of Transmittal is to be used only if Debenture Certificates are to be forwarded herewith. Debenture holders whose Debenture Certificates are not immediately available or who cannot deliver their Debenture Certificates and all other documents required hereby to the Paying and Conversion Agent prior to 5:00 p.m., New York time, on August 4, 1995 must elect to convert their Debenture(s) according to the instructions for guaranteed delivery set forth in Instruction 7 hereof.

                             VLSI TECHNOLOGY, INC.

                             LETTER OF TRANSMITTAL
     (TO ACCOMPANY 7% CONVERTIBLE SUBORDINATED DEBENTURES DUE MAY 1, 2012)

                          PAYING AND CONVERSION AGENT:

                               BY MAIL OR BY HAND

                                 Citibank, N.A.
                                 11 Wall Street
                                   5th Floor
                               New York, NY 10043
                      Attention: Corporate Trust Services
                                 1-800-422-2066

Ladies and Gentlemen:

    Enclosed herewith are 7% Convertible Subordinated Debenture(s) Due May 1, 2012 (the "Debentures") of VLSI Technology, Inc. (the "Company") numbered and registered as listed below:

    ITEMS A, B AND E OF THIS LETTER OF TRANSMITTAL AND THE SUBSTITUTE FORM W-9 MUST BE COMPLETED IN ALL CASES.

                                    ITEM A.

- --------------------------------------------------------------------------------
               IF THE NAME(S) AND ADDRESS SHOWN ARE NOT CORRECT,
                     PLEASE INDICATE ANY CHANGES NECESSARY.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
                    -- DEBENTURE HOLDERS PLEASE FILL IN --
- -------------------------------------------------------------------------------
   NAMES(S) AND ADDRESS OF REGISTERED HOLDER(S)        DEBENTURE     PRINCIPAL
     (MUST BE EXACTLY AS NAME(S) APPEAR(S) ON          NUMBER(S)       AMOUNT
                    DEBENTURE)
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                                                    TOTAL PRINCIPAL
                                                        AMOUNT
- -------------------------------------------------------------------------------

                                    ITEM B.

    The Above Debentures are surrendered for the action indicated below.

1. / / CONVERSION into shares of Common Stock of the Company ("Shares") at the conversion price of $22.00 per Share (or approximately 45.45 Shares per $1,000 principal amount of Debentures), with cash in lieu of fractional Shares. (See Instruction 2.) Complete Items C and E.

    NOTE: AS LONG AS THE MARKET PRICE PER SHARE IS GREATER THAN OR EQUAL TO $22.72, HOLDERS OF DEBENTURES WILL RECEIVE, UPON CONVERSION, SHARES (PLUS CASH IN LIEU OF FRACTIONAL SHARES) HAVING A MARKET VALUE GREATER THAN THE TOTAL AMOUNT OF CASH RECEIVABLE UPON REDEMPTION.

2. / / REDEMPTION at a price of $1,014.00 per $1,000 principal amount of Debentures, plus accrued and unpaid interest to the Redemption Date of August 7, 1995 of $18.86, for a total redemption price of $1,032.86 per $1,000 principal amount of Debentures. (See Instruction 3.) Complete Items D and E.

3. / / PARTIAL CONVERSION/PARTIAL REDEMPTION, If this box is checked you must indicate (1) the principal amount of Debentures you wish to convert into Common Stock on Item C and (2) the principal amount of Debentures you wish to have redeemed on Item D. If this box is checked and no additional instructions are provided, the delivery of Debentures prior to 5:00 p.m., New York time, on August 4, 1995, will be treated by the Paying and Conversion Agent as instructions to convert such Debentures into Shares. Complete Items C, D and E.

/  /   CHECK HERE IF  DEBENTURE CERTIFICATES  ARE BEING DELIVERED  PURSUANT TO A
    NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE PAYING AND CONVERSION AGENT.

    IF NO BOX IS CHECKED AND THE ABOVE DEBENTURES ARE RECEIVED BY THE PAYING AND CONVERSION AGENT PRIOR TO 5:00 P.M., NEW YORK TIME, ON AUGUST 4, 1995, SUCH DEBENTURES WILL BE DEEMED SURRENDERED FOR CONVERSION INTO SHARES. IF ANY DEBENTURES ARE RECEIVED AFTER THAT TIME, SUCH DEBENTURES WILL BE REDEEMED.

                                    ITEM C.

                                   CONVERSION
                    -- DEBENTURE HOLDERS PLEASE COMPLETE --

- -------------------------------------------
1. If the stock certificate(s) evidencing
   Shares of Common Stock and/or check (if any) are to be issued in the name of a person other than as indicated in Item A above, fill in this space. See Instructions 1, 4 and 5.

   Issue to:
   Name: _______________________________________________________________________
                                      Type or Print
   Address _____________________________________________________________________
   Zip Code ____________________________________________________________________

   Social Security Number or Taxpayer I.D. Number ______________________________
- -------------------------------------------
- -------------------------------------------
2. If stock certificate(s) evidencing Shares of Common Stock and/or check (if any) are to be mailed to an address other than as indicated in Item A above, fill in this space. See Instruction 1.
   Mail to:
   Name: _______________________________________________________________________
                                      Type or Print

   Address _____________________________________________________________________
   Zip Code ____________________________________________________________________

   Amount of Debentures Surrendered for Conversion: $___________________________
- -------------------------------------------

                                    ITEM D.
                                   REDEMPTION

                    -- DEBENTURE HOLDERS PLEASE COMPLETE --

- -------------------------------------------
1. If the check is to be issued to a person other than as indicated in item A above, fill in this space. See instructions 1, 4 and 5.

   Issue to:
   Name: _______________________________________________________________________
                                      Type or Print

   Address _____________________________________________________________________

   Zip Code ____________________________________________________________________

   Social Security Number or Taxpayer I.D. Number ______________________________
- -------------------------------------------
- -------------------------------------------
2. If the check is to be mailed to an address other than as indicated in Item A above, fill in this space. See instruction 1.

   Mail to:
   Name: _______________________________________________________________________
                                      Type or Print

   Address _____________________________________________________________________

   Zip Code ____________________________________________________________________

   Amount of Debentures Surrendered for Redemption: $___________________________
- -------------------------------------------

                                    ITEM E.

                                   SIGNATURE

The signature(s) on this Letter of Transmittal must correspond exactly with the name(s) of the (1) registered owners of the Debenture(s) surrendered, or (2) persons to whom such Debenture(s) has (have) been properly assigned or transferred. If stock certificate(s) are to be issued in a name other than that of the registered owner of the Debenture(s) surrendered or persons to whom such Debenture(s) has (have) been properly assigned or transferred, or if a check is to be made payable to a different name, the signature of the holder must be guaranteed by either a bank or trust company, a broker or dealer which is a member of the National Association of Securities Dealers, Inc., or by a member of a national securities exchange. See Instructions 1, 4 and 5.
Dated: _________________________________________________________________________
Signature: _____________________________________________________________________
Signature: _____________________________________________________________________
Telephone: _____________________________________________________________________

Social Security Number or Taxpayer I.D. Number:
________________________________________________________________________________
Signature Guarantee: ___________________________________________________________
Dated: _________________________________________________________________________
________________________________________________________________________________
                        (Name of Firm Issuing Guarantee)
________________________________________________________________________________
                             (Signature of Officer)
________________________________________________________________________________
                   (Title of Officer Signing This Guarantee)
________________________________________________________________________________
________________________________________________________________________________
                         (Address of Guaranteeing Firm)

                                  INSTRUCTIONS

    1.  GENERAL

    The Debenture(s), together with the signed and completed Letter of Transmittal and any additional material (see Instruction 2 below), should be mailed in the enclosed addressed envelope or otherwise delivered to Citibank, N.A., the Paying and Conversion Agent, at the address indicated on the front of this Letter of Transmittal. If mail is used, it is recommended that registered mail, properly insured, be used as a precaution against loss. Consideration should be given to using some form of express delivery service as the conversion alternative discussed below expires at 5:00 p.m., New York time, on August 4, 1995. The method of transmitting the Debenture(s) and the Letter of Transmittal is at the sole option and sole risk of the Debenture holder.

    ITEMS A, B AND E OF THIS LETTER OF TRANSMITTAL AND THE SUBSTITUTE FORM W-9 MUST BE COMPLETED IN ALL CASES.

    2.  IF YOU WISH TO CONVERT

    If you wish to convert your Debentures into Shares of Common Stock, then prior to 5:00 p.m., New York time, on August 4, 1995 you must deposit with the Paying and Conversion Agent (i) the Debenture(s), (ii) this Letter of Transmittal, duly completed and (iii) any other documents required by this Letter of Transmittal. If your Debenture Certificate(s) are not immediately available, please see Instruction 7.

    THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE ELECTION AND SOLE RISK OF THE TENDERING DEBENTURE HOLDER; IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS STRONGLY RECOMMENDED.

    If the stock certificate(s) and check in lieu of fractional Shares, if any, are to be issued in the same name(s) as that in which the surrendered Debenture(s) are registered and mailed to the same address as given in Item A, complete Items A, B and E and the Substitute Form W-9.

    If the stock certificate(s) and check in lieu of fractional Shares, if any, are to be issued in the name or names of a different person(s), see Instruction 4, 5 and 6 and complete Items A, B, C and E and the Substitute Form W-9.

    If the stock certificate(s) and check in lieu of fractional Shares, if any, are to be mailed to an address different from that given in Item A, complete Items A, B, C and E and the Substitute Form W-9.

    No fractional Shares will be issued upon any conversion. Instead, a cash payment for fractional Shares will be made on the basis of the last reported sales price of the Common Stock on the Nasdaq Stock Market on the day your duly completed Letter of Transmittal and surrendered Debenture(s) are received by the Paying and Conversion agent.

    NOTE: AS LONG AS THE MARKET PRICE PER SHARE IS GREATER THAN OR EQUAL TO $22.72, HOLDERS OF DEBENTURES WILL RECEIVE, UPON CONVERSION, SHARES (PLUS CASH IN LIEU OF FRACTIONAL SHARES) HAVING A MARKET VALUE GREATER THAN OR EQUAL TO THE TOTAL AMOUNT OF CASH RECEIVABLE UPON REDEMPTION.

    3.  IF YOU WISH YOUR DEBENTURE(S) REDEEMED

    If you wish your Debenture(s) to be redeemed by the Company for cash, deliver your Debenture Certificate(s) and this Letter of Transmittal, duly completed, to the Paying and Conversion Agent. A check for $1,032.86 per $1,000 principal amount of Debentures will be sent to you when the Debenture Certificate(s) have been received by the Paying and Conversion Agent, but in no event earlier than August 7, 1995.

    If the check is to be issued in the same name(s) as that in which the surrendered Debentures are registered and mailed to the same address as given in Item A, complete Items A, B and E and the Substitute Form W-9.

    If the check is to be issued in a different name or names, see Instructions 4 and 5 and complete Items A, B, D and E and the Substitute Form W-9.

    If the check is to be mailed to an address different from that given in Item A, complete Items A, B, D and E and the Substitute Form W-9.

    4.  CERTIFICATE OR CHECK TO BE ISSUED IN A DIFFERENT NAME

    Unless instructions are given in Item C, the Shares of the Common Stock are to be issued in the same name as that of the record holder inscribed on the surrendered Debenture Certificate(s). If the Shares of Common Stock are to be issued in a name other than that of the record holder of the listed Debenture Certificate(s) exactly as it appears thereon, please be guided by the following:

    (a) Endorsement and Guarantee: The Debenture Certificate(s) surrendered must be properly endorsed (or accompanied by one or more appropriate stock powers properly executed by the record holder of such Debenture Certificate(s)) to the person who is to receive the Common Stock certificates. The signature of the record holder on the endorsement or stock powers must correspond with the name as written upon the face of the Debenture Certificate(s) surrendered in every particular and must be guaranteed by a commercial bank or trust company, a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange.

    (b) Transferee's Signature: This Letter of Transmittal must be signed by the person to whom the transfer or assignment is made, or by his agent, and should not be signed by the person transferring or assigning the Debenture Certificate(s). The signature of such transferee, assignee, or agent must be guaranteed as in provided in Instruction 4(a).

    (c) Correction of or Change in Name. For a name correction, or for a change in name which does not involve a change of ownership, proceed as follows. For a correction in name the listed Debenture Certificate(s) should be endorsed for example, "James E. Brown, incorrectly inscribed as J. E. Brown," with the signature guaranteed as described in Instruction 4(a). For a change in name by marriage, the surrendered Debenture Certificate(s) should be endorsed, for example, "Mary Doe, now by marriage, Mrs. Mary Jones" with the signature guaranteed as described in Instruction 4(a).

    5.  SIGNATURE BY FIDUCIARY OR OTHER THAN REGISTERED HOLDER

    If the Letter of Transmittal is signed in Item E by an executor, administrator, trustee, guardian, attorney or the like, the Letter of Transmittal and Debenture Certificate(s) must be accompanied by evidence, satisfactory to the Paying and Conversion Agent and the Company, of the authority of such person to sign the Letter of Transmittal.

    If the Letter of Transmittal is signed in Item E by a person other than the registered holder, who is not a person described in the preceding paragraph, the Debenture Certificate(s) must be properly endorsed or be accompanied by appropriate powers, properly executed by the registered holder(s), so that such endorsement or powers are signed exactly as the name(s) of the registered holder(s) appears on the Debenture Certificate(s), and the signature(s) to the endorsement or on the stock power must be guaranteed by a commercial bank or trust company, a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange.

    6.  JOINT HOLDERS OR CERTIFICATES REGISTERED IN DIFFERENT NAMES

    If Debentures are tendered by joint holders or owners, all such persons must sign the Letter of Transmittal in Item E. If Debentures are registered in different names or forms of ownership, separate Letters of Transmittal must be completed, signed and returned for each different registration.

    7.  NOTICE OF GUARANTEED DELIVERY

    Debenture holders wishing to convert their Debentures whose Debenture Certificates are not immediately available or who cannot deliver their Debenture Certificates and all other documents required hereby to the Paying and Conversion Agent on or prior to 5:00 p.m., New York time, on August 4, 1995 may elect to convert their Debentures pursuant to the following procedures: (i) such election to convert must be made by or through a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States, (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company must be received by the Paying and Conversion Agent on or prior to 5:00 p.m., New York time, on August 4, 1995, and
(iii) the Debenture Certificates for all tendered Debentures in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal or facsimile thereof and all other documents required by this Letter of Transmittal, must be received by the Paying and Conversion Agent within five business days after the date such Notice of Guaranteed Delivery is received by the Paying and Conversion Agent. Notwithstanding the foregoing, Shares will be issued in respect of Debentures surrendered for conversion only after timely receipt by the Paying and Conversion Agent of the Debenture Certificates, a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal.

    8.  TRANSFER TAXES

    It is not anticipated that any transfer taxes will be payable in connection with the issuance of certificates evidencing Shares upon conversion of the Debentures. If, however, it should develop that such taxes are payable, the converting holder will be charged.

    9.  LOST OR DESTROYED DEBENTURE CERTIFICATE(S)

    If your Debenture Certificate(s) have been either lost or destroyed, notify the Paying and Conversion Agent of this fact immediately by telephone at 1-800-422-2066 or by mail at Citibank, N.A. c/o Citicorp Data Distribution, Inc., Customer Service Unit, P.O. Box 308, Paramus, New Jersey 07653. In order to retain your rights to convert your Debentures which have been lost or destroyed, the procedures set forth in Item 7(i) and (ii) of these instructions must be followed. You will then be instructed as to the steps you must take in order to convert or have redeemed the Debentures that you own. This form and related documents cannot be processed until the missing Debenture Certificate(s) have been replaced. You must act immediately if you wish to safeguard your rights.

    10.  QUESTIONS AND ADDITIONAL COPIES

    All questions regarding appropriate procedures for converting Debentures and requests for additional copies of the Notice of Redemption, Letter of Transmittal and Notice of Guaranteed Delivery should be directed to the Paying and Conversion Agent at the address and telephone number set forth on the front of this Letter of Transmittal.

    11.  PAYMENT OF ACCRUED INTEREST

    The last interest payment date was May 1, 1995. Holders of Debentures who wish to have their Debentures redeemed or holders who do not surrender their Debentures for redemption prior to August 7, 1995 shall receive after the date of surrender (but in no event earlier than August 7, 1995), a check for interest accrued from May 1, 1995 through August 7, 1995.

    12.  SUBSTITUTE FORM W-9

    Each Debenture holder is required to provide the Paying and Conversion Agent with a correct taxpayer identification number ("TIN") on Substitute Form W-9 which is provided under "Important Tax Information" below, and to indicate that the Debenture holder is not subject to backup withholding by checking the box in
Part 2 of the form. Failure to provide the information on the form may subject the Debenture holder to 31 percent (31%) backup withholding on the payments made to the Debenture holder or other payee with respect to Debentures redeemed or amounts paid for fractional Shares. The box in Part 3 of the form may be checked if the Debenture holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Paying and Conversion Agent is not provided with a TIN within sixty (60) days, the Paying and Conversion Agent will withhold 31 percent (31%) on all such payments thereafter until a TIN is provided.

                           IMPORTANT TAX INFORMATION

    Under federal income tax law, a Debenture holder whose Debentures are redeemed or who receives cash for fractional shares is required by law to provide the Paying and Conversion Agent with such Debenture holder's correct TIN on Substitute Form W-9 below. If such Debenture holder is an individual, the TIN is his or her social security number. If the Paying and Conversion Agent is not provided with the correct TIN, the Debenture holder or other payee may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such Debenture holder or other payee with respect to Debentures redeemed or with respect to amounts paid for fractional shares may be subject to backup withholding.

    Certain Debenture holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that Debenture holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Paying and Conversion Agent.

    If backup withholding applies, the Paying and Conversion Agent is required to withhold 31 percent (31%) of any such payments made to the Debenture holder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

    To prevent backup withholding on payments made to a Debenture holder or other payee, the Debenture holder is required to notify the Paying and Conversion Agent of the Debenture holder's correct TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such Debenture holder is awaiting a TIN) and that (1) the Debenture holder has not been notified by the Internal Revenue Service that the Debenture holder is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the Debenture holder that the Debenture holder is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE PAYING AND CONVERSION AGENT

    The Debenture holder is required to give the Paying and Conversion Agent the TIN (e.g., social security number or employer identification number) of the registered holder of the Debentures.

                                 PAYER'S NAME:

 SUBSTITUTE                                            Social Security Number
 FORM W-9                     PART 1 - PLEASE
                              PROVIDE YOUR                       OR
                              TIN IN THE BOX AT
                              RIGHT AND
                              CERTIFY BY SIGNING AND   Employer Identification
                              DATING BELOW                     Number
                           ----------------------------------------------------
                              PART 2 -- Check in the box if you are NOT subject
                              to backup  withholding  under the  provisions  of
 Department of the            Section  3406(a)(1)(c)  of  the  Internal Revenue
 Treasury                     Code because (1) you have not been notified  that
 Internal Revenue Service     you are subject to backup withholding as a result
 Payer's Request for          of failure to report all interest or dividends or
 Taxpayer                     (2) the Internal Revenue Service has notified you
 Identification Number        that   you  are  no   longer  subject  to  backup
 (TIN)                        withholding. / /
- -------------------------------------------------------------------------------

   CERTIFICATION - UNDER PENALTIES OF PERJURY,
   ICERTIFY THAT THE INFORMATION PROVIDED ONTHIS
   FORM IS TRUE, CORRECT, AND COMPLETE.                    PART 3 --
   SIGNATURE --------- DATE---------                       AWAITING TIN / /
- -------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE CALL. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.